Exhibit 99.17

TABLE 1

Québec government
Summary of budgetary transactions
Preliminary results for 2021-2022

(millions of dollars)

2021-2022
REVENUE
Own-source revenue	105 914
Federal transfers	29 547
Total	135 461
EXPENDITURE
Portfolio expenditures(1)	–121 874
Debt service	–8 441
Total	–130 315
COVID-19 support and recovery measures	–9 043
SURPLUS (DEFICIT)	–3 897
BALANCED BUDGET ACT
Deposits of dedicated revenues in the Generations Fund	–3 457
BUDGETARY BALANCE BEFORE USE OF THE STABILIZATION RESERVE	–7 354
Use of the stabilization reserve	1 221
BUDGETARY BALANCE(2)	–6 133

(1)	COVID-19 support and recovery measures are not included in portfolio expenditures.
(2)	Budgetary balance within the meaning of the Balanced Budget Act, after use of the stabilization reserve.

Your Government	36

TABLE 2

Québec government
Summary of budgetary transactions
Forecasts for 2022-2023

(millions of dollars)

2022-2023
REVENUE
Own-source revenue	109 691
Federal transfers	28 790
Total	138 481
EXPENDITURE
Portfolio expenditures(1)	–127 789
Debt service	–8 842
Total	–136 631
COVID-19 support and recovery measures	–2 355
Provision for economic risks and other support and recovery measures	–2 500
SURPLUS (DEFICIT)	–3 005
BALANCED BUDGET ACT
Deposits of dedicated revenues in the Generations Fund	–3 445
BUDGETARY BALANCE(2)	–6 450

(1)	COVID-19 support and recovery measures are not included in portfolio expenditures.
(2)	Budgetary balance within the meaning of the Balanced Budget Act.

Budget Speech
37	2022-2023

TABLE 3

Québec government
Revenue
Forecasts for 2022-2023

(millions of dollars)

2022-2023
OWN-SOURCE REVENUE
Income and property taxes
Personal income tax	41 147
Contributions for health services	7 299
Corporate taxes	10 882
School property tax	1 178
60 506
Consumption taxes
Sales taxes(1)	22 940
Fuel	2 141
Tobacco products	899
Alcoholic beverages(2)	637
Cannabis(3)	89
26 706
Revenue from government enterprises
Hydro-Québec	2 525
Loto-Québec	1 383
Société des alcools du Québec	1 360
Investissement Québec	256
Société québécoise du cannabis	94
Other	10
5 628
Duties and permits	5 171
Miscellaneous revenue	11 680
TOTAL OWN-SOURCE REVENUE	109 691

FEDERAL TRANSFERS
Equalization	13 666
Health transfers	7 078
Transfers for post-secondary education and other social programs	1 531
Other programs	6 515
TOTAL FEDERAL TRANSFERS	28 790
TOTAL REVENUE	138 481

(1)	Sales taxes, within the meaning of the Public Accounts, include, in particular, the QST, the tax on insurance premiums, the tax on lodging and the specific duty on new tires. For presentation purposes, revenue from pari-mutuel is included in sales taxes.
(2)	Revenue from the specific tax on alcoholic beverages includes the annual amount of $500 million dedicated to the Generations Fund.
(3)	Québec’s component of the excise duty on cannabis sales.

Your Government	38

TABLE 4

Québec government
Expenditure
Forecasts for 2022-2023

(millions of dollars)

2022-2023
PORTFOLIO EXPENDITURES
Portfolio expenditures(1)	127 789
COVID-19 support and recovery measures	2 355
TOTAL PORTFOLIO EXPENDITURES	130 144
DEBT SERVICE	8 842
TOTAL EXPENDITURE	138 986

(1)	COVID-19 support and recovery measures are not included in portfolio expenditures.

Budget Speech
39	2022-2023

TABLE 5

Québec government
Expenditure by portfolio
Forecasts for 2022-2023

(millions of dollars)

2022-2023
PORTFOLIO EXPENDITURES
Affaires municipales et Habitation	3 884
Agriculture, Pêcheries et Alimentation	1 358
National Assembly	167
Conseil du trésor et Administration gouvernementale	4 752
Conseil exécutif	953
Culture et Communications	1 773
Cybersécurité et Numérique	663
Économie et Innovation	3 617
Éducation	19 120
Énergie et Ressources naturelles	830
Enseignement supérieur	10 141
Environnement et Lutte contre les changements climatiques	1 935
Famille	7 909
Finances	4 415
Forêts, Faune et Parcs	1 115
Immigration, Francisation et Intégration	666
Justice	1 501
Persons appointed by the National Assembly	238
Relations internationales et Francophonie	137
Santé et Services sociaux	55 842
Sécurité publique	2 305
Tourisme	487
Transports	6 481
Travail, Emploi et Solidarité sociale	5 535
Inter-portfolio eliminations(1)	–5 680
TOTAL	130 144
DEBT SERVICE	8 842
TOTAL EXPENDITURE	138 986

Note:	Totals may not add due to rounding.

(1)	Inter-portfolio eliminations result mainly from the elimination of reciprocal transactions between entities in different portfolios.

Your Government	40